Exhibit 99.1

SSA Global to be Acquired by Infor

Combined Company Creates Third Largest Global Enterprise Software Provider

CHICAGO — May 15, 2006 —SSA Global™ (NASDAQ: SSAG), a leading global provider of extended enterprise solutions and services, today announced the signing of a definitive agreement under which Infor, one of the largest global enterprise software providers focused on developing solutions for the manufacturing and distribution industries, will acquire SSA Global.

Under the terms of the agreement, Infor has agreed to pay $19.50 per share in cash to SSA Global’s shareholders. The agreement was approved by SSA Global’s Special Committee of independent directors, as well as the Board of Directors. The parties anticipate closing the transaction in the third calendar quarter of 2006. The closing is subject to certain customary conditions, including receipt of regulatory approvals and SSA Global shareholder approval. Certain shareholders representing approximately 84% of SSA Global’s outstanding shares have entered into voting agreements to support the merger.

“With this acquisition, Infor will become the third largest enterprise software provider in the industry with approximately $1.6 billion in revenue,” said Jim Schaper, Infor’s chairman and CEO. “Infor has become a significant force in the industry by assembling and innovating market-specific, best-in-class enterprise software solutions, which provides customers with a flexible choice in the market.”

“In a rapidly consolidating marketplace we have seen that size and scale matter,” said Mike Greenough, chairman, president and CEO of SSA Global. “This transaction brings value to all of our key stakeholders … our investors, our customers and our employees.”

The Special committee of independent directors was advised by Mayer, Brown, Rowe & Maw LLP and received a fairness opinion from Houlihan, Lokey, Howard & Zukin. SSA Global was advised by Schulte Roth and Zabel LLP and J.P. Morgan Securities Inc.

Infor was advised by Kirkland & Ellis LLP. Financing for the acquisition will be arranged by J.P. Morgan Securities Inc. and Credit Suisse (USA) LLC and is expected to include a combination of senior secured first-lien credit facilities and second-lien debt denominated in both US dollars and Euros.

About the Transaction

In connection with the proposed merger, SSA Global will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from SSA Global by directing such request to http://investor.ssaglobal.com.

 The definitive agreement to acquire SSA Global Technologies, Inc. was signed by Magellan Holdings, Inc., a wholly owned subsidiary of Infor Global Solutions AG. Terms of the acquisition include the purchase of all SSA Global capital stock for $19.50 per share in cash. Infor is a portfolio company of Golden Gate Capital and Summit Partners.

Conference Call

The Company will hold a conference call following the release at 10:30 a.m. EDT.

Date:	Monday, May 15, 2006
Time:	10:30 a.m. EDT
Dial in:	+1 (800) 884-5695 or outside the U.S.
+1 (617) 786-2960
Passcode:	21310001

Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to the 10:30 a.m. start time. A live, audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call. In addition, a replay of the call will be available approximately one hour after the conference call concludes and will remain available through Monday, May 29th. To access the replay, dial 1-888-286-8010 in the U.S. and Canada, or 1-617-801-6888 outside U.S. and Canada, passcode 47565560.

About Infor
Infor is one of the largest global software providers focused on delivering world-class enterprise applications to select verticals in the manufacturing and distribution industries. Infor delivers integrated solutions that address the essential challenges its customers face in areas such as supply chain planning, enterprise asset management, relationship management, demand management, ERP, warehouse management, and business intelligence. With more than 3,100 employees in 50 global offices, Infor provides enterprise solutions to almost 24,700 customers in over 100 countries. For additional information, visit http://www.infor.com/.

About SSA Global
SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has over 50 locations worldwide and its product offerings are used by customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

For inquiries, contact:

Investor:	Press:
Dawn Drella	Maria Diecidue
SSA Global	SSA Global
(312) 474-7694	(312) 258-6000
dawn.drella@ssaglobal.com	maria.diecidue@ssaglobal.com

For Infor:
Beverly McDonald
678-907-2048
Beverly.mcdonald@infor.com

Sylvia Baker
Wunderkind Public Relations
404-601-3662
sbaker@wunderkindpr.com

For Golden Gate Capital:
Joelle Kenealey
415-305-6065
joelle_kenealey@coltrin.com

Forward-Looking Statements
These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning. All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results, or the timing of the proposed transaction, to differ materially from the forward-looking statements. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements. Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products; and

•                  Competition in the software industry, as it relates to both our existing and potential new customers.